Exhibit 16

April 2, 2004

Securities and Exchange Commission

Mail Stop 11-3

450 5th Street, N.W.

Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 paragraphs 2 and 3 of the Form 8-K of Sierra Bancorp dated April 2, 2004.

Very truly yours,

/s/ Perry-Smith LLP